SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	October 22, 2002

MARIMBA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-25683	77-0422318

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

440 Clyde Avenue, Mountain View, California	94043

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(650) 930-5282

None.
(Former Name or Former Address, If Changed Since Last Report)

ITEM 5.    OTHER EVENTS

On October 22, 2002, Marimba, Inc. announced that during the preparation of its financial statements for the third quarter of 2002, Marimba discovered adjustments that should have been made during 2000 and 2001. As a result, Marimba overstated the amortization of deferred stock compensation in these periods. The expense overstatement during these periods, in aggregate, totals approximately $3 million resulting from not reversing previously expensed amounts relating to unvested equity awards upon the departure of employees and executives. Marimba will be adjusting its financial results for 2000 and 2001, and these adjustments will improve Marimba’s reported GAAP net losses for these periods. To date, Marimba has excluded the amortization of deferred stock compensation from its pro forma results, so its previously reported pro forma results will remain unchanged. In addition, these adjustments will have no effect on Marimba’s previously reported cash flows, cash balances, revenues or total stockholders’ equity.

Marimba expects to file an amended Form 10-K for the year ended December 31, 2001 to reflect these adjustments. The amended Form 10-K should be filed on or about the time Marimba files its Form 10-Q for the quarter ended September 30, 2002.

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbors created by these sections. These forward-looking statements include statements regarding Marimba’s expected adjustment of its financial results for 2000 and 2001 to account for an overstatement of deferred compensation charges and the timing of filing of an amendment to Marimba’s 2001 Form 10-K to reflect these adjustments. The results expected by the forward-looking statements in this announcement are subject to a number of risks and uncertainties, including: the possibility that further changes may need to be made to the accounting adjustments that Marimba intends to make to address its overstatement of deferred compensation charges in 2000 and 2001, which could increase or decrease the amount of the required adjustment and delay the filing of the amendments to its 2001 Form 10-K to reflect these adjustments. Actual results may differ materially from the results anticipated by these forward-looking statements due to the factors listed above and other factors. The matters discussed in this Form 8-K also involve risks and uncertainties described from time to time in Marimba’s filings with the Securities and Exchange Commission (SEC). In particular, see the Risk Factors described in Marimba’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, each as submitted to the SEC and as may be updated or amended with future filings or submissions. Marimba undertakes no obligation to release publicly any updates or revisions to any forward-looking statements contained in this Form 8-K that may reflect events or circumstances occurring after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marimba, Inc. (Registrant)

Date:	October 23, 2002	By:	/s/ Andrew Chmyz
Andrew Chmyz Acting Vice President, Finance and Chief Financial Officer